EXHIBIT 99.1

Contacts:

Corinthian Colleges, Inc. Dennis Beal, EVP/CFO, Ext. 432 Diane Donohue, Director, IR/PR, Ext. 359 714.427.3000

Cecilia Wilkinson/Rosemary Moothart PondelWilkinson MS&L 323.866.6060

CORINTHIAN ACQUIRES CDI EDUCATION
— Establishes Major Presence in Canada; Expands Corporate Education Program —

Santa Ana, CA, August 19, 2003 – Corinthian Colleges, Inc. (NASDAQ:COCO) today announced that its wholly-owned subsidiary, Corinthian Canada Acquisition Inc., has acquired approximately 9,137,000 common shares of CDI Education Corporation (“CDI”) (TSX:EDU) under its previously announced tender offer. The acquired shares represent approximately 89% of all outstanding CDI shares.

CDI operates 45 post-secondary colleges and 15 corporate training centers throughout Canada and is a market leader in both private-sector post-secondary education and corporate education in Canada. The acquisition marks Corinthian’s entry into the international education arena.

The tender offer has been extended until 5:00 p.m. (Toronto time) on September 3, 2003 to allow the holders of CDI shares who have not accepted the tender offer to deposit their CDI shares under the tender offer. Corinthian currently intends to acquire any CDI shares remaining untendered at the expiration of the extension through either compulsory acquisition or a merger transaction in which the consideration will be C$4.33 cash per CDI share.

The price under the tender offer is C$4.33 per share or approximately US$3.11 (exchange rate as of August 18, 2003) in cash per share of CDI shares, for a total offering price of approximately C$45 million or US$32 million (exchange rate as of August 18, 2003) and the assumption of debt of approximately C$14 million or US$10 million.

Corinthian is funding the tender offer with available cash and borrowings from its credit facility and expects funds to be available for CDI shareholders on Friday, August 22.

“Our entry into the Canadian education market is another milestone in Corinthian’s successful growth strategy,” said David G. Moore, Corinthian’s chairman and chief executive officer. “We are venturing into the international arena with a significant presence in the Canadian post-secondary and corporate education markets, adding new programs that either extend or enhance our current portfolio, and gaining a strong management team and great schools with outstanding students and faculty. We welcome the entire CDI organization into our thriving Corinthian family of educational institutions.”

Tony Digiovanni, Corinthian’s president and chief operating officer, added: “We look forward to expanding our educational initiatives with the addition of CDI programs, and we plan to aggressively leverage opportunities for curriculum sharing in allied health, business and information technology. The CDI post-secondary division’s fastest and emerging growth market is in allied health training. Being the leading provider of allied health programs, we believe this is an area where Corinthian can add value to CDI by accelerating its expansion in this market. Additionally, CDI brings to Corinthian one of the most respected names in Canada in the area of corporate training. CDI has identified the much larger U.S. market as their largest expansion opportunity. We plan to leverage our relationships and resources to support their continued penetration into this market.”

CDI operates a post-secondary education division and a corporate education division, which will both continue to operate as two separate Canadian divisions led by CDI’s current management team, and augmented and supported by Corinthian’s operations and marketing teams.

“Our collective focus is on providing outstanding educational opportunities, in the classroom and online, for both career-oriented students and for organizations seeking to improve business results through learning solutions,” noted CDI’s chairman and chief executive officer, Bruce McKelvey. “We believe our two organizations together can become an even greater force in that endeavor.”

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Corinthian Colleges, Inc.
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CDI’s 45 post-secondary schools serve the growing segment of the Canadian population seeking to acquire career-oriented education and training with diploma-granting programs in allied health, business and information technology. Collectively, the post-secondary campuses had approximately 6,000 students at June 30, 2003.

CDI’s corporate education division, with 15 training centers across Canada, provides education services to many of Canada’s largest corporations and government departments. This division serves as both an outsourced and e-learning provider focused on skills development specialties such as leadership, innovation and business analysis.

Operational Outlook for CDI Education

The following statements are based on current expectations, and reflect results of operations starting on August 19, prior to giving effect to minority shareholders’ interests. These statements are forward-looking, and actual results may differ materially because of factors more specifically referenced below:

•	Corinthian expects CDI Education to report revenues of between US$7 million and US$8 million in the 2004 first fiscal quarter ending September 30, 2003, and revenues of between US$67 million and US$72 million for the fiscal year ending June 30, 2004.

•	After giving effect to acquisition integration costs, incurrence of interest expense and reductions in interest income, the company expects the acquisition of CDI Education to be dilutive to earnings in the 2004 first fiscal quarter by between US$0.01 and US$0.03 per diluted share, and to be approximately breakeven to earnings for the 2004 fiscal year. The expected dilution in the 2004 first fiscal quarter reflects seasonality in CDI Education’s business.

About Corinthian Colleges, Inc.

Corinthian Colleges, Inc. is one of the largest for-profit post-secondary education companies in the United States, and serves the large and growing segment of the population seeking to acquire career-oriented education to become more qualified and marketable in today’s increasingly demanding workplace environment. Corinthian’s colleges offer master’s, bachelor’s and associate’s degrees and diploma programs in a variety of fields, with a concentration on careers in health care, business, criminal justice and technology. With the acquisition of CDI Education, the company operates 80 colleges and two continuing education centers in 21 states in the U.S., and 45 colleges and 15 corporate training centers in seven Canadian provinces. Upon the expected openings of previously announced branch campuses in Ft. Lauderdale, Florida (first quarter of fiscal 2004) and Jacksonville, Florida (third quarter of fiscal 2004), the company will operate 82 colleges and two continuing education centers in the U.S., and 45 colleges and 15 corporate training centers in seven Canadian provinces.

Certain statements in this press release may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. The company intends that all such statements be subject to the “safe-harbor” provisions of that Act. Such statements include, but are not limited to, the company’s belief that CDI Education Corporation (“CDI”) will either extend or enhance the company’s current portfolio, the company’s belief that its career-oriented educational initiatives will be enhanced with the addition of CDI programs, the company’s expectations regarding opportunities for curriculum sharing with CDI, the company’s belief that it can add value to CDI by accelerating its expansion in allied health and corporate training, the discussion of certain projections under the heading, “Operational Outlook for CDI Education,” and the company’s expectations regarding the opening dates for new branch campuses. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including potential delay in purchasing the remaining CDI shares not yet tenderred, including by either compulsory acquisition or a merger transaction, potential difficulties in integrating and operating the acquired campuses and programs, construction delays for new branch campuses, possible failure or inability to obtain regulatory consents for branch campuses, potential increased competition, changes in student perception, changes in the demand for curricula offered by the company, the effectiveness of the company’s advertising and promotional efforts, and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. The historical results achieved by the company are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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